Exhibit 99.1

For Release at 7:30 AM Eastern on April 27, 2010

DSW INC. RAISES FISCAL 2010 ANNUAL EARNINGS OUTLOOK

•	Based on performance through the first twelve weeks of fiscal 2010, the Company estimates first quarter comparable store sales of approximately 16%.

•	The Company now estimates annual comparable store sales of approximately 6% to 8% and annual diluted earnings per share of approximately $1.65 to $1.75 for fiscal 2010.

•	The estimated year-over-year earnings increase is expected to occur in the first six months of fiscal 2010.

COLUMBUS, Ohio, April 27, 2010 /PRNewswire/ — DSW Inc. (NYSE: DSW), a leading branded footwear specialty retailer, estimates first quarter comparable store sales of approximately 16% based on performance through the first twelve weeks of fiscal 2010 ended April 24, 2010.

As a result, the Company now estimates annual comparable store sales of approximately 6% to 8% and annual diluted earnings per share of approximately $1.65 to $1.75 for fiscal 2010. This is updated from the Company’s previous estimate of annual comparable stores sales in the low-single digit range and annual diluted earnings per share of approximately $1.35 to $1.45 for fiscal 2010. Fiscal 2009 annual diluted earnings per share were $1.23.

The estimated year-over-year earnings increase is expected to occur in the first six months of fiscal 2010. The annual guidance assumes the earnings growth will moderate in the second half as it compares to strong sales and margin results for the same period a year ago.

About DSW Inc.

DSW Inc. is a leading branded footwear specialty retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear for women and men. As of April 27, 2010, DSW operated 311 stores in 39 states and operated an e-commerce site, www.dsw.com. DSW also supplied footwear to 354 leased locations in the United States. For store locations and additional information about DSW, visit www.dswinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Any statements in this release that are not historical facts, including the statements made in our “Outlook,” are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of our leased business partners; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable store sales and quarterly financial performance; disruption of our distribution operations; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; declining general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; risks related to our cash and investments; the success of dsw.com; RVI’s lease of an office facility; our ability to secure a replacement credit facility upon the expiration of our existing credit facility; and liquidity risks at Retail Ventures and their impact on DSW. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

Source: DSW Inc.
CONTACT: Investor Relations for DSW Inc., 1-614-872-1474